UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

SPECIAL DIVERSIFIED OPPORTUNITIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Concord Pike, Suite 301 Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 824-7062

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2017, Kevin J. Bratton notified the Board of Directors (the “Board”) of Special Diversified Opportunities Inc. (the “Company”) that he will resign as Vice President – Finance and Chief Financial Officer of the Company, effective June 1, 2017. The decision of Mr. Bratton to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company has engaged Edward J. Sweeney of Pine Hill Group, where he has served as Managing Director since 2011, to serve on an interim basis as the Company’s Chief Financial Officer, effective upon Mr. Bratton’s departure on May 31, 2017. Mr. Sweeney has significant experience with Securities and Exchange Commission (“SEC”) filings and regulations, as both a registrant and an advisor for numerous clients, assisting them through all phases of SEC compliance from public offerings, registration statements, interim and annual financial reporting and SEC comment letter resolution. Prior to joining Pine Hill Group, Mr. Sweeney served in varying capacities at Endo Pharmaceuticals Inc., most recently as Vice President, Controller and Chief Accounting Officer, from 2004 to 2011, and in various capacities, including Audit Senior Manager, at Ernst & Young LLP from 1991 to 2004. Mr. Sweeney is a Certified Public Accountant and holds a B.S. in Accounting from Saint Joseph’s University.

Mr. Sweeney will carry out his role as Chief Financial Officer of the Company pursuant to an agreement between the Company and Pine Hill Group. The agreement outlines the scope of responsibilities of Pine Hill Group, as well as Mr. Sweeney’s role. These include, but are not limited to, matters relating to the preparation and filing of the Company’s periodic reports under the Securities and Exchange Act of 1934, the preparation of the Company’s financial statements included therein, and assisting the Company’s independent auditors with respect to developing and maintaining a system of internal control over financial reporting and disclosure controls and procedures. Pine Hill Group will be compensated at an hourly rate for performing services pursuant to the agreement. Pine Hill Group will be responsible for all payments to Mr. Sweeney. As a result, Mr. Sweeney will receive no direct compensation from the Company and the amount of aggregate payments made to Pine Hill Group will be based on the amount of work performed on our behalf.

The Company has commenced a search for a permanent replacement for Mr. Bratton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIAL DIVERSIFIED OPPORTUNITIES INC.

Date: May 15, 2017	By:	/s/ Kevin J. Bratton
Name: Kevin J. Bratton
Title: Chief Financial Officer